Exhibit 99.1

FlexShopper Reports Record Gross Lease Originations

During Holiday Season in December (up 27.5%)

BOCA RATON, FL., January 11, 2018 -- FlexShopper, Inc. (Nasdaq: FPAY) (“FlexShopper” or the “Company”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced record year-over-year lease origination growth in December 2017, with gross lease originations increasing 27.5% to 25,140 from 19,712 during December 2016. This increase in lease originations coupled with a 3% increase in average order value resulted in a 34% increase in gross lease purchases in December to $10.2 million from $7.6 million in December 2016.

FlexShopper is pleased to share the additional following preliminary data points regarding 4th Quarter business activity:

•	Gross lease purchases increased 22.5% to $18.9 million in Q4 2017 from $15.4 million in Q4 2016.
•	Lease origination growth was achieved with a 13% decrease in Q4 marketing spend versus last year reflecting increased marketing optimization.
•	FlexShopper’s enhanced underwriting model increased lease approval rates by 27%, also contributing to the Company’s lease origination growth.
•	Our automated digital pay per click (PPC) advertising platform, FLEX-AADS, enabled us to scale in PPC resulting in 177% more approvals in this channel in Q4 2017 vs. Q4 2016.

Management Commentary

Brad Bernstein, CEO, stated, “We concluded an extremely successful holiday season which is a testament to achievements in all of our departments. A faster, friendlier ecommerce site, enhanced underwriting, and digital marketing expansion are some of the factors that contributed to our significant growth during this period. We continue to execute on our strategy of scaling the business, increasing back-end efficiencies, optimizing and expanding marketing, maintaining lease portfolio performance and integrating retailers. Heading into 2018, we are very excited about our growth prospects.”

About FlexShopper
FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) and patent pending LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers who want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under a LTO contract and funds the LTO transactions by paying merchants for the goods. Follow us on Facebook or Twitter @FlexShopper.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. The Company urges you to consider those risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Jeremy Hellman

Senior Associate

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper Inc.